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                                                                       EXHIBIT 5


                        Robinson, Bradshaw & Hinson, P.A.
                       101 North Tyron Street, Suite 1900
                         Charlotte, North Carolina 28246

                                 August 15, 2002


Goodrich Corporation
2730 West Tyvola Road
Charlotte, North Carolina 28217

           Re:       Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Goodrich Corporation, a New York corporation (the "Company"), in connection with the preparation of a shelf registration statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of the following securities of the Company with an aggregate initial public offering price of up to $2,400,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies: (i) one or more series of debt securities of the Company (the "Debt Securities"); (ii) one or more series of Series Preferred Stock, par value $1.00 per share, of the Company (the "Preferred Stock"); (iii) Common Stock, par value $5.00 per share, of the Company (the "Common Stock"); (iv) stock purchase contracts obligating holders to purchase Common Stock from the Company at a future date or dates (the "Stock Purchase Contracts"); and (v) stock purchase units comprised of Stock Purchase Contracts and Debt Securities or debt securities of third parties (the "Units" and, together with the Debt Securities, the Preferred Stock, the Common Stock, and the Stock Purchase Contracts, the "Securities").

         The Debt Securities will be issued under an indenture dated as of May 1, 1991, filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (the "Indenture"), between the Company and The Bank of New York (successor to Harris Trust and Savings Bank), as Trustee. The Stock Purchase Contracts will be issued under an agreement in a form that will be filed in an amendment to the Registration Statement or as an exhibit to a document incorporated by reference in the Registration Statement (a "Stock Purchase Agreement"). The Units will be issued under an agreement in a form that will be filed in an amendment to the Registration Statement or as an exhibit to a document incorporated by reference in the Registration Statement (a "Unit Agreement").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.





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         In so acting, we have reviewed such matters of law and examined original, certified, conformed, facsimile or photographic copies of such documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In such review, we have assumed the genuineness of all signatures, the capacity of all natural persons, the authenticity of all documents and certificates submitted to us as originals or duplicate originals, the conformity to original documents and certificates of the documents and certificates submitted to us as certified, photostatic, conformed or facsimile copies, the authenticity of the originals of such latter documents and certificates, the accuracy and completeness of all statements contained in all such documents and certificates, and the integrity and completeness of the minute books and records of the Company to the date hereof. As to all questions of fact material to the opinions expressed herein that have not been independently established, we have relied, without investigation or analysis of any underlying data, upon certificates and statements of public officials and representatives of the Company. We have also assumed that the Indenture has been duly authorized, executed and delivered by the Trustee thereunder, an assumption that we have not independently verified. To the extent that the Company's obligations will depend on the enforceability of a document against other parties to such document, we have assumed that such document is enforceable against such other parties.

         Based upon the foregoing, and subject to all the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

         (1) With respect to any series of Debt Securities (including any Debt Securities issued upon conversion, exchange or exercise of any other Securities) offered under the Registration Statement (the "Offered Debt Securities"), when
(a) all necessary corporate action has been taken to establish the terms of the Offered Debt Securities and authorize the issuance thereof in conformity with the Indenture and the Business Corporation Law of the State of New York ("New York Corporation Law") and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and in compliance with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (b) any required supplement, amendment or modification to the Indenture relating to the Offered Debt Securities (a "Supplemental Indenture") has been duly authorized, executed and delivered; (c) the Offered Debt Securities have been duly executed, authenticated and delivered in accordance with the terms of the Indenture; and
(d) the Company receives the agreed-upon consideration therefor, the Offered Debt Securities will constitute valid and binding obligations of the Company, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors' rights (including, without limitation, fraudulent conveyance laws), and to general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

         (2) With respect to the shares of any series of Preferred Stock (including any Preferred Stock issued upon conversion, exchange or exercise of any other Securities) offered under the Registration Statement (the "Offered Preferred Stock"), when (a) all necessary corporate action has been taken to establish the terms of the Offered Preferred Stock and authorize the issuance thereof, including the adoption of a resolution establishing the Offered Preferred Stock and fixing the designations, relative rights, preferences and limitations thereof



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and the filing of a certificate of amendment with respect to the Offered
Preferred Stock with the Department of State of the State of New York as required by Section 502 of New York Corporation Law (the "Certificate of Amendment"), in conformity with the Restated Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation"), the By-laws of the Company, as amended (the "By-laws"), and New York Corporation Law and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and in compliance with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (b) certificates representing the shares of the Offered Preferred Stock in the proper form have been manually signed by an authorized officer of the transfer agent and registrar for the Preferred Stock and registered by such transfer agent and registrar and delivered to the purchasers thereof; and (c) the Company receives lawful consideration per share of the Offered Preferred Stock in such an amount (not less than the par value per share) as may be determined by the Board of Directors of the Company, including any appropriate committee appointed thereby (the "Board"), the Offered Preferred Stock will be validly issued, fully paid and nonassessable.

         (3) With respect to the shares of Common Stock (including any Common Stock issued upon conversion, exchange or exercise of any other Securities) offered under the Registration Statement (the "Offered Common Stock"), when (a) all necessary corporate action has been taken to authorize the issuance thereof in conformity with the Certificate of Incorporation, the By-laws, and New York Corporation Law and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and in compliance with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (b) certificates representing the shares of the Offered Common Stock in the proper form have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and delivered to the purchasers thereof; and (c) the Company receives lawful consideration per share of the Offered Common Stock in such an amount (not less than the par value per share) as may be determined by the Board, the Offered Common Stock will be validly issued, fully paid and nonassessable.

         (4) With respect to any Stock Purchase Contract offered under the Registration Statement (the "Offered Stock Purchase Contract"), when (a) all necessary corporate action has been taken to establish the terms of the Offered Stock Purchase Contract and authorize the issuance thereof in conformity with the Certificate of Incorporation, the By-laws, and New York Corporation Law and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and in compliance with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (b) the Stock Purchase Agreement for such Offered Stock Purchase Contract has been duly authorized, executed and delivered to the purchasers thereof; and (c) the Company receives the agreed-upon consideration therefor, the Offered Stock Purchase Contract will constitute a valid and binding obligation of the Company, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors' rights (including, without limitation, fraudulent conveyance laws), and to general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.



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         (5) With respect to any Units offered under the Registration Statement
(the "Offered Units"), when (a) all necessary corporate action has been taken to establish the terms of the Offered Units and authorize the issuance thereof in conformity with the Indenture, the Certificate of Incorporation, the By-laws, and New York Corporation Law and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and in compliance with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (b) the Unit Agreement for such Offered Units has been duly authorized, executed and delivered to the purchasers thereof; and (c) the Company receives the agreed-upon consideration therefor, the Offered Units will constitute valid and binding obligations of the Company, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability relating to or affecting creditors' rights (including, without limitation, fraudulent conveyance laws), and to general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

         The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at the time of delivery of any Securities: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), and any additional registration statement filed under Rule 462 under the Securities Act shall have been declared effective under the Securities Act, and such effectiveness shall not have been terminated or rescinded; (ii) an appropriate Prospectus Supplement describing the Securities shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Securities shall be issued and sold in compliance with applicable federal and state securities laws and solely in the manner contemplated by the Registration Statement and the applicable Prospectus Supplement; (iv) if the Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Securities in the form that will be filed in an amendment to the Registration Statement or as an exhibit to a document incorporated by reference in the Registration Statement shall have been duly authorized, executed and delivered by the Company and the other parties thereto; and (v) in the case of a Supplemental Indenture, Certificate of Amendment, Stock Purchase Agreement, Unit Agreement, or other agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein that would affect the validity of any of the opinions rendered herein.

         The foregoing opinions are limited to the federal laws of the United States of America and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. These opinions are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, which could affect the opinions contained herein.

         We are members of the Bar of the State of North Carolina and do not purport to be experts in the laws of any jurisdiction other than the State of North Carolina and the federal laws of the United States of America. The foregoing opinions are given under the laws of New York by lawyers in this firm who are licensed to practice in New York.


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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                       Very truly yours,

                                       /s/ Robinson, Bradshaw & Hinson, P.A.




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